UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017 (May 11, 2017)

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 11, 2017, Assurant, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) and the stockholders of the Company approved the adoption of the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “2017 ALTEIP”).

A summary of the 2017 ALTEIP was included as Proposal Five in the Company’s proxy statement filed with the Securities and Exchange Commission on March 24, 2017 (the “Proxy Statement”) and is incorporated by reference herein. The summary of the 2017 ALTEIP is qualified in its entirety by reference to the full text of the 2017 ALTEIP, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Proxy Statement, the Board of Directors of the Company (the “Board”) approved amendments to the Amended and Restated By-laws of the Company (the “By-laws”), effective upon stockholder approval of the amendment to the Company’s certificate of incorporation (the “Charter”), which was received at the Annual Meeting, to eliminate two-thirds supermajority voting requirements. A supermajority vote of two-thirds of the Company’s outstanding common stock was required to alter, amend or repeal certain sections of the By-laws and the amendments to the By-laws reduce the supermajority voting threshold to a simple majority of shares of common stock outstanding.

In addition, on May 12, 2017, the Board approved amendments to the By-laws implementing proxy access with enhanced advance notice provisions. The amendments permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for a period of at least three years to nominate and include in the Company’s proxy materials for its annual meeting of stockholders director nominees constituting up to the greater of two or 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the specified requirements. The By-laws were also amended to make certain clarifications and refinements to the advance notice provisions and implement certain other technical and administrative changes.

The foregoing summary of the amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws, as amended, which is filed as Exhibit 3.2 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board to serve until the 2018 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017, (3) approved, by non-binding advisory vote, the 2016 compensation paid to the Company’s named executive officers, (4) cast a non-binding advisory vote for an annual frequency of the advisory vote on executive compensation, (5) approved the Assurant, Inc. 2017 Long Term Equity Incentive Plan and (6) approved an amendment to the Company’s Charter eliminating supermajority voting requirements. The amended Charter is filed as Exhibit 3.1.

In accordance with the results on the frequency of the advisory vote on executive compensation in Proposal Four, the Company has decided that, until the next required vote on the frequency of voting on executive compensation, it will include an advisory vote on executive compensation in its proxy materials every year.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	46,954,646	571,043	71,994	2,865,519
Howard L. Carver	45,888,996	1,633,440	75,247	2,865,519
Juan N. Cento	46,681,460	844,171	72,052	2,865,519
Alan B. Colberg	46,958,042	564,684	74,957	2,865,519
Elyse Douglas	47,469,318	52,981	75,384	2,865,519
Lawrence V. Jackson	46,971,453	550,782	75,448	2,865,519
Charles J. Koch	46,486,950	1,013,485	97,248	2,865,519
Jean-Paul L. Montupet	45,497,618	2,019,346	80,719	2,865,519

Paul J. Reilly	47,470,898	54,223	72,562	2,865,519
Robert W. Stein	47,434,165	90,983	72,535	2,865,519

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,469,979	954,520	38,703	0

Proposal 3: Non-binding Advisory Vote on the 2016 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,077,107	2,403,650	116,926	2,865,519

Proposal 4: Non-binding Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.

1 Year	2 Years	3 Years	Abstentions
41,695,242	13,700	5,872,316	16,425

Proposal 5: Approval of the Assurant, Inc. 2017 Long Term Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,554,383	2,912,015	131,285	2,865,519

Proposal 6: Amendment to the Company’s Charter to Eliminate Supermajority Voting Requirements

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,327,811	193,091	76,781	2,865,519

Item 9.01. Financial Statements and Exhibits

Exhibit 3.1.	Amended and Restated Certificate of Incorporation

Exhibit 3.2.	Amended and Restated By-laws

Exhibit 10.1.	Assurant, Inc. 2017 Long Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Bart Schwartz
Bart Schwartz
Executive Vice President, Chief Legal Counsel and Secretary

Date: May 12, 2017